Exhibit 23.3

Consent of Independent Auditor

The Board of Directors
Acreage Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated November 9, 2018, relating to the consolidated financial statements of High Street Capital Partners, LLC d/b/a Acreage Holdings which is included in the Acreage Holdings, Inc. Registration Statement on Form 40-F filed on January 29, 2019, with the United States Securities and Exchange Commission.

Sacramento, California
February 28, 2019

Macias Gini & O’Connell LLP 3000 S Street, Suite 300 Sacramento, CA 95816	www.mgocpa.com